SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                   TOYS "R" US
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         [TOYS "R" US LOGO APPEARS HERE]
                                 461 FROM ROAD
                               PARAMUS, NJ 07652

[GEOFFREY LOGO APPEARS HERE]

ROBERT C. NAKASONE
CHIEF EXECUTIVE OFFICER
                                                                  April 24, 1998


Dear Stockholder:


     I am pleased to invite you to our Company's 1998 Annual Meeting of Stockholders on Wednesday, June 3, 1998, beginning at 10:00 a.m. The meeting will be held at our Toys "R" Us Distribution Center, 703 Bartley-Chester Road, Flanders, NJ 07836.

     Immediately following the Annual Meeting, you are invited to tour our state-of-the-art distribution center. This center, which services 81 stores, covers 773,000 square feet, is 53 feet high at its peak, and has 80,000 pallet locations. In addition, it is equipped with 5 miles of fully automated material handling equipment. During our busy season, this center can process 8,500 cartons per hour (or 170,000 cartons per day). For those of you intending to take the distribution center tour, please wear comfortable shoes, and women should wear slacks.

     Directions to the Annual Meeting are included on the reverse side of this letter and can be easily detached from the proxy along the perforated line. Please bring this letter with you to the meeting as it will serve as your admittance pass to the meeting. Additionally, in order to better accommodate you, we ask that you contact us at 1-800-236-0397 to advise us that you plan on attending the 1998 meeting.




                     Sincerely,


                     /s/ Robert C. Nakasone

     Directions to Toys "R" Us Distribution Center in Flanders, New Jersey
         (approximately fifty miles from the George Washington Bridge)


        From Newark Airport and Route 78 Westbound:

        Route 78 West to Exit 29 (Route 287 North). Route 287 North to Exit 22B (Routes 202/
        206 North). Stay on Route 202/206 North and bear left (to Route 206 North) when road splits. Continue on Route 206 North for approximately 14 miles to the intersection of Route 206 North and Bartley-Chester Road (traffic light at intersection). Make a left at the light on to Bartley-Chester Road. Take first left to the Toys "R" Us driveway. Proceed to gate.


        From Points South and Route 287 Northbound:

        Take Route 95 (NJ Turnpike) to Exit 10. Follow signs to Route 287 North to Exit 22B (Routes 202/206 North). Follow directions "From Newark Airport and Route 78 Westbound" once on Route 202/206 North.

        From New York City, Long Island, Connecticut, New England (via George Washington Bridge) and Route 80 Westbound:

        Take Route 95 South as you enter New Jersey. Follow signs to Route 80 West (use the Express Lanes) and once on Route 80 West, take Exit 27A (Route 206 South). Stay on Route 206 South for approximately 5 miles to intersection of 206 South and Bartley-Chester Road (traffic light at intersection). Make a right at the light on to Bartley-Chester Road. Take first left to the Toys "R" Us driveway. Proceed to the gate.


        From Points North (including NY State) and Route 287 Southbound:

        Take Route 87 to Route 287 South. Follow signs to Route 80 West. Follow directions "From New York City, Long Island, Connecticut, New England (via George Washington Bridge)" once on Route 80 West.


        From Northern Pennsylvania and Route 80 Eastbound:

        Take Route 80 East to Exit 27 (Route 206 South). Follow directions "From New York City, Long Island, Connecticut, New England (via George Washington Bridge)" once on Route 206 South.

                        Toys "R" Us Distribution Center
                           703 Bartley-Chester Road
                          Flanders, New Jersey 07836
                         Phone: 973-252-1488, Ext. 4890



                 PLEASE PRESENT FOR ADMITTANCE INTO THE MEETING

                         [TOYS "R" US LOGO APPEARS HERE]

                                 461 FROM ROAD
                           PARAMUS, NEW JERSEY 07652



           --------------------------------------------------------
              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  June 3, 1998
           --------------------------------------------------------
TO THE STOCKHOLDERS OF
TOYS "R" US, INC.

     The Annual Meeting of Stockholders of Toys "R" Us, Inc. will be held at the Toys "R" Us Distribution Center, 703 Bartley-Chester Road, Flanders, N.J. 07836, on Wednesday, June 3, 1998 at 10:00 A.M., for the following purposes:

   1. to elect directors; and

   2. to consider and transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 13, 1998 will be entitled to vote at the meeting.




                                            ANDRE WEISS
                                            Secretary

April 24, 1998


PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED
      ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               -----------------
                                PROXY STATEMENT
                              -----------------
                               TOYS "R" US, INC.
                                 461 From Road
                           Paramus, New Jersey 07652



                         Annual Meeting of Stockholders
                                 June 3, 1998


                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Toys "R" Us, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's Distribution Center, 703 Bartley-Chester Road, Flanders, N.J. 07836, on Wednesday, June 3, 1998 at 10:00 A.M., or at any adjournment or adjournments thereof.

     A stockholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy that is properly signed and not revoked will be voted for the nominees for election as directors listed herein unless contrary instructions are given or the persons named in the proxy elect to exercise their discretionary authority to accumulate votes in favor of less than all nominees. The Board of Directors knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. It is anticipated that the mailing of this Proxy Statement will commence on or about April 24, 1998.


                               VOTING SECURITIES

     The Company had outstanding 279,041,094 shares of common stock ("Common Stock") at the close of business on April 13, 1998, which are the only securities of the Company entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote (except as stated below under "Election of Directors") on each matter as may properly be brought before the meeting. Only stockholders of record at the close of business on April 13, 1998 will be entitled to vote.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Directors are elected by a plurality of the votes cast in the election. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors.

     Proxies identifying individual stockholders are confidential except: (i) as necessary to determine compliance with law or assert or defend legal claims;
(ii) as necessary to allow the inspector of elections to certify the results of a vote; (iii) in the event that a stockholder expressly authorizes disclosure with respect to his or her vote; (iv) in certain circumstances in a contested proxy solicitation; or (v) in the event that a stockholder makes a written comment on a proxy card or an attachment to it. The Company retains an independent organization to tabulate stockholder votes and to certify voting results.

                            PRINCIPAL STOCKHOLDERS

     As of April 13, 1998, the following are the only entities known to the Company to be the beneficial owners of more than five percent of the Common
Stock:



                                                      Total Number
                                                        of Shares
                Name and Address of                   Beneficially     Percent
                 Beneficial Owner                         Owned        of Class
--------------------------------------------------   --------------   ---------
        Putnam Investments, Inc.(1) ..............    20,330,316          7.3%
          One Post Office Square
          Boston, MA 02109
        FMR Corp.(2) .............................    17,402,390          6.2%
          82 Devonshire Street
          Boston, Massachusetts 02109
        J.P. Morgan & Co., Inc.(3) ...............    15,321,259          5.5%
          60 Wall Street
          New York, N.Y. 10260
        Trimark Financial Corporation(4) .........    14,861,900          5.3%
          One First Canadian Place
          Suite 5600, POB 487
          Toronto, Ontario M5X 1ES


----------
(1) According to the Schedule 13G, dated January 16, 1998, filed with the Securities and Exchange Commission (the "Commission") jointly by Putnam Investments, Inc. ("PII"), Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") (the investment adviser to PII's mutual funds), and The Putnam Advisory Company, Inc. ("TPAC") (the investment adviser to PII's institutional clients), at December 31, 1997, PII, a wholly-owned subsidiary of MMC, was the beneficial owner of 20,330,316 shares of Common Stock in its capacity as the sole parent of PIM and TPAC, owners of 20,100,936 and 229,380 shares of Common Stock, respectively. The Schedule 13G indicates that both subsidiaries have dispository power over the shares as investment managers, but each of the mutual funds' trustees have voting power over the shares held by each fund, and TPAC has shared voting power over the shares held by the institutional clients. Each of PII and MMC disclaims the power to vote or dispose of, or to direct the vote or disposition of, such shares.

(2) According to the Schedule 13G, dated February 14, 1998, filed with the Commission jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("Fidelity"), Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that at December 31, 1997: (i) Fidelity, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 16,030,900 shares of Common Stock in its capacity as investment adviser to various registered investment companies (the "Fidelity Funds") (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds); and (ii) Fidelity Management Trust Company ("FMTC"), a bank that is wholly-owned by FMR Corp., was the beneficial owner of 1,371,490 shares of Common Stock (the power to vote 747,790 of such shares resides with Mr. Johnson and FMR Corp., the power to vote the remaining 623,700 of such shares resides with the boards of trustees of the Fidelity Funds). Mr. Johnson and FMR Corp., through its control of FMTC, each has sole dispositive power over the 1,371,490 shares owned by FMTC.

(3) According to the Schedule 13G, dated December 31, 1997, filed with the Commission by J.P. Morgan & Co. Incorporated ("JPMI"), JPMI is the beneficial owner of 15,321,259 shares of Common Stock. The Schedule 13G indicates that at December 31, 1997 JPMI had sole dispository power over 15,023,324 shares and shared dispository power over 295,335 shares, and sole power to vote 10,052,488 shares and shared power to vote 157,696 shares.

(4) According to the Schedule 13G, dated February 13, 1998, filed with the Commission by Trimark Financial Corporation, a corporation incorporated under the laws of Ontario, Canada ("Trimark"), certain Trimark mutual funds (the "Trimark Funds"), which are trusts organized under the laws of Ontario, Canada, are owners of record of 14,861,900 shares of Common Stock. Trimark Investment Management Inc. ("TIMI"), a corporation incorporated under the laws of Canada, is a manager and trustee of the Trimark Funds. TIMI is qualified to act as an investment adviser and manager of the Trimark Funds in the province of Ontario pursuant to a registration under the Securities Act (Ontario). Trimark owns 100% of the voting equity securities of TIMI.

     The determination that there were no other persons, entities or groups known to the Company to beneficially hold more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act").


                             ELECTION OF DIRECTORS

     In accordance with the recommendation of its Nominating Committee, the Board of Directors has proposed for election at the Annual Meeting of Stockholders the 11 individuals listed below to serve (subject to the Company's By-Laws) as directors of the Company until the next annual meeting and until the election and qualification of their successors. All such nominees are current directors of the Company and, with the exception of Calvin Hill and Bruce W. Krysiak, were elected by the stockholders at the annual meeting held in 1997. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated) the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

     In electing directors, holders of Common Stock have cumulative voting rights; that is, each holder of record of Common Stock shall be entitled to as many votes as shall equal the number of shares owned of record multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among all or some of the directors to be voted for, as such holder sees fit. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes in the same manner.

     Certain information for each nominee for director is set forth below:



                                                                                          Common Stock
                                                                                          Beneficially
                                                                                          Owned as of            Percent
Principal Occupation, Employment, etc.                                                   March 10, 1998          of Class
-------------------------------------------------------------------------------   ---------------------------   ---------
Robert A. Bernhard ............................................................              44,223(a)(b)(c)        *
  Private real estate developer since prior to 1993; director of the Company since 1980; age 71 years.
RoAnn Costin ..................................................................               4,344(b)(c)           *
  President of Reservoir Capital Management, Inc., an investment management firm since prior to 1993; director of the Company since 1996; age 45 years.
Michael Goldstein .............................................................           1,000,248(d)              *
  Chairman of the Board since February 1998; Vice Chairman of the Board and
  Chief Executive Officer of the Company from February 1994 to February
  1998 (also Chief Administrative Officer of the Company since prior to 1993 to
  February 1994); director of the Company since 1989; age 56 years.
Calvin Hill ...................................................................               1,352(c)              *
  Independent consultant since March 1994; Vice President of the Baltimore
  Orioles since prior to 1993 to February 1994; director of the Company since
  1997; age 51 years.

                                                                                      Common Stock
                                                                                      Beneficially
                                                                                      Owned as of         Percent
Principal Occupation, Employment, etc.                                           March 10, 1998          of Class
------------------------------------------------------------------------------   ---------------------   ---------
Shirley Strum Kenny ..........................................................           11,402(b)(c)        *
  President of The State University of New York at Stony Brook since
  September 1994; President of Queens College of The City University of New
  York since prior to 1993 to August 1994; director of the Company since 1990;
  director of Computer Associates International, Inc.; age 63 years.
Bruce W. Krysiak .............................................................              -0-              *
  President and Chief Operating Officer of the Company and President of U.S.
  Toy Store Division since April 15, 1998; President and Chief Operating
  Officer of Dollar General Corporation from January 1997 to April 1998; Chief
  Operating Officer of Circle K Corporation from April 1995 to June 1996; and
  Chairman of Giant Joint Venture since prior to 1993 to December 1994;
  director of the Company since February 1998; age 47 years.
Charles Lazarus ..............................................................          790,759(e)           *
  Chairman Emeritus of the Board since February 1998; Chairman of the Board since prior to 1993 to February 1998; Chief Executive Officer of the Company
  since prior to 1993 to February 1994; director of the Company since 1969;
  director of Loral Space and Communications Ltd.; age 74 years.
Norman S. Matthews ...........................................................           10,093(b)(c)        *
  Independent retail consultant since prior to 1993; director of the Company since 1995; director of Lechters Inc., Loehmann's Holdings Inc., Finlay
  Enterprises Inc., Progressive Corp.; age 65 years.
Howard W. Moore ..............................................................           53,550(c)(f)        *
  President of Howard Moore Associates, business consultants, since prior to
  1993, director of the Company since 1984; age 67 years.
Robert C. Nakasone ...........................................................        1,092,138(g)           *
  Chief Executive Officer of the Company since February 1998; President and
  Chief Operating Officer from February 1994 to February 1998; Vice Chairman of the Board and President of Worldwide Toy Stores of the Company since prior to 1993 to February 1994; director of the Company since 1989; director of Staples, Inc.; age 50 years.
Arthur B. Newman .............................................................            6,617(c)           *
  Senior Managing Director of Blackstone Group Holdings, a private investment banking firm, since prior to 1993; director of the Company since 1997;
  director of Lone Star Industries, Inc. and Premium Standard Farms, Inc.; age
  54 years.


----------
     * Less than 1% of the outstanding Common Stock.

(a) Includes 5,422 shares owned by a profit sharing plan of which Mr. Bernhard is the sole beneficiary. Also includes 27,419 shares beneficially owned by his wife, as to which shares Mr. Bernhard disclaims beneficial ownership.

(b) Includes 9,500 shares for each of Mr. Bernhard and Ms. Kenny, 4,500 shares for Mr. Matthews and 2,500 shares for Ms. Costin which such persons have the right to acquire upon exercise of currently exercisable options, and the percentage is calculated on the basis that such shares are deemed outstanding.

(c) Includes 1,382, 1,344, 1,217, 115, 1,593, 1,250, and 1,617 Stock Units
    (rounded down to the nearest whole share) for Mr. Bernhard, Ms. Costin, Mr. Hill, Ms. Kenny and Messrs. Matthews, Moore and Newman (collectively the "Non-Employee Directors"), respectively. Each Stock Unit represents the right to receive a share of Company Common Stock and was received in lieu of cash for all or a portion of their director's fees. The stock underlying the Stock Units was purchased by the Company in its name for the benefit of each Non-Employee Director and will be delivered to each Non-Employee Director in exchange for Stock Units upon the Non-Employee Director's death, retirement, or resignation.

(d) Includes 630,642 shares which Mr. Goldstein has the right to acquire upon exercise of currently exercisable options, of which options to purchase 380,642 shares, although exercisable, provide that the shares acquired upon the exercise of such options having a value equal to the aggregate fair market value over the exercise price of such options are generally subject to forfeiture under certain conditions. Also includes 344,208 shares required to be held for a minimum of two years from the date on which such shares were deposited in a trust established by the Company (the "Grantor Trust"); Mr. Goldstein does not have voting power with respect to the shares held in the Grantor Trust and will forfeit 29,358 of the shares under certain conditions. The percentage of Mr. Goldstein's aggregate ownership is calculated on the basis that all such shares are deemed outstanding.

(e) Includes 725,000 shares which Mr. Lazarus has the right to acquire upon exercise of currently exercisable options, and the percentage is calculated on the basis that such shares are deemed outstanding.

(f) Includes 24,300 shares which Mr. Moore has the right to acquire upon exercise of currently exercisable options, and the percentage is calculated on the basis that such shares are deemed outstanding.

(g) Includes 686,789 shares which Mr. Nakasone has the right to acquire upon exercise of currently exercisable options, of which options to purchase 436,789 shares, although exercisable, provide that the shares acquired upon the exercise of such options having a value equal to the aggregate fair market value over the exercise price of such options are generally subject to forfeiture under certain conditions. Also includes 380,066 shares required to be held for a minimum of two years from the date on which such shares were deposited in a trust established by the Company (the "Grantor Trust"); Mr. Nakasone does not have the voting power with respect to the shares held in the Grantor Trust and will forfeit 33,211 of the shares under certain conditions. Additionally, includes 2,925 shares beneficially owned by his minor children as to which shares Mr. Nakasone disclaims beneficial ownership. The percentage of Mr. Nakasone's aggregate ownership is calculated on the basis that all such shares are deemed outstanding.
----------
     The address of each person named in the table above is c/o Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652.

     As of March 10, 1998, all executive officers and directors of the Company as a group (18 persons) owned beneficially 4,146,569 shares of Common Stock (including 3,287,139 shares with respect to which such persons had the right to acquire as of such date or within sixty days thereof, shares deposited in the Grantor Trust which are subject to forfeiture under certain circumstances and shares beneficially owned by the family members of certain executive officers and directors as to which family-owned shares such executive officers and directors disclaim beneficial ownership), which constituted approximately 1.5% of the shares of Common Stock deemed outstanding on that date. Except for those shares of which such persons have the right to acquire beneficial ownership, shares beneficially owned by such family members and shares deposited in the Grantor Trust, such executive officers and directors have sole voting power and sole investment power with respect to such shares.

     As of March 10, 1998, the Named Officers (as defined below) not identified in the table above owned beneficially the following shares of Common Stock (in each case, less than 1% of the shares deemed outstanding on such date): Gregory
R. Staley, President of Toys "R" Us International Division, owned beneficially 224,942 shares of Common Stock (including 224,800 shares which Mr. Staley had the right to acquire upon exercise of currently exercisable options); Richard
L. Markee, President of Kids "R" Us and Babies "R" Us Divisions, owned beneficially 272,858 shares of Common Stock (including 272,800 shares which Mr. Markee had the right to acquire upon exercise of currently exercisable options); and Michael J. Madden, President of Operations, U.S. Toy Store Division, owned beneficially 201,587 shares of Common Stock (including 198,546 shares which Mr. Madden had the right to acquire beneficial ownership upon exercise of currently exercisable options, and 1,354 shares required to be held in the Grantor Trust and subject to forfeiture under certain conditions).

     The Board of Directors held eight meetings during the Company's last fiscal year. The Board of Directors has an Executive Committee, a Nominating Committee, an Audit Committee, a Management Compensation and Stock Option Committee (the "Compensation Committee"), and an Operating Committee.

     The Executive Committee currently has as its members Michael Goldstein, Charles Lazarus (Chairperson), Norman S. Matthews, Robert C. Nakasone and Arthur B. Newman. The Executive Committee of the Board of Directors has and may exercise all the powers and authority of the full Board of Directors, subject to certain exceptions. The Executive Committee held two meetings and took action twice by unanimous written consent during the Company's last fiscal year.

     The Nominating Committee currently has as its members three directors who are not officers or employees of the Company: Robert A. Bernhard, RoAnn Costin and Shirley Strum Kenny (Chairperson). The Nominating Committee recommends to the Board of Directors the individuals to be nominated for election as directors at the annual meeting of stockholders and has the authority to recommend the individuals to be elected as directors to fill any vacancies or additional directorships which may arise from time to time on the Board of Directors. The Nominating Committee considers nominations made in accordance with the procedure in the following paragraph. The Nominating Committee held one meeting and took action once by unanimous written consent during the Company's last fiscal year.

     The Company's By-Laws provide that nominations for the election of directors may be made by any stockholder of at least $1,000 in current value of shares of the Company entitled to vote for the election of directors in writing, delivered or mailed to the executive offices of the Company, Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, not less than 90 days nor more than 120 days prior to the meeting, except that if less than 100 days notice of the meeting is given, such written notice shall be delivered or mailed not later than the close of the tenth day following the day on which notice of the meeting was mailed. Each notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company that are beneficially owned by such person; and (iv) any other information that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(b) as to the Company's stockholder giving the notice: (i) the name and address, as they appear on the Company's books, of such stockholder; (ii) the class and number of shares of the Company that are beneficially owned by such stockholder as of the record date; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, such nomination will be disregarded.

     In accordance with the Company's retirement policy for Non-Employee Directors (as defined below), Non-Employee Directors, other than those who were members of the Board prior to 1997, may not serve on the Board of Directors after reaching the age of seventy-two, except that any such Non-Employee Director who reaches age seventy-two may continue to serve until the next succeeding annual meeting of stockholders and the election and qualification of such Director's successor.

     The Audit Committee currently has as its members three directors who are not current or former officers or employees of the Company: RoAnn Costin, Shirley Strum Kenny and Arthur B. Newman (Chairperson). The Audit Committee held three meetings during the Company's last fiscal year. The Audit Committee:
(i) reviews the procedures employed in connection with the internal auditing program and accounting procedures; (ii) consults with the independent auditors;
(iii) reviews the reports submitted by such independent auditors; and (iv) makes such reports and recommendations to the Board of Directors as it may deem appropriate.

     The Compensation Committee currently has as its members three directors who are not current or former officers or employees of the Company: Robert A. Bernhard, Norman S. Matthews (Chairperson) and Arthur B. Newman. The Compensation Committee held seven meetings and took action five times by unanimous written consent during the Company's last fiscal year. The Compensation Committee reviews management compensation standards and practices and functions as the independent committee under certain of the Company's compensation plans. (See "Report of the Management Compensation and Stock Option Committee on Executive Compensation.")

     The Operating Committee consists of two directors and has as its members Michael Goldstein and Robert C. Nakasone. The Operating Committee is authorized to incur indebtedness on behalf of the Company within limits established by the full Board of Directors. The Operating Committee did not meet or take action by consent during the Company's last fiscal year.

Compensation of Directors

     Directors who are not officers or employees of the Company or any of its subsidiaries ("Non-Employee Directors") each receive $30,000 per annum for service on the Board and an additional $1,500 for attending any meetings of the Board and any committee meetings, subject to a maximum $1,500 meeting fee per day. Each Non-Employee Director who serves as a Chairperson of a Committee receives an additional annual fee of $2,500; and each Non-Employee Director who serves on the Executive Committee receives an additional annual fee of $2,500. Such fees may be taken in the form of Stock Units (see discussion below). Directors who are also officers or employees of the Company receive no additional compensation for services as a director, committee participation or special assignments.

     Non-Employee Directors may elect to receive all or a portion of their cash fees in the form of units representing shares of Common Stock to be purchased in the name of the Company for the benefit of eligible Directors ("Stock Units"). The Stock Units will generally be settled by delivery of Common Stock upon a Non-Employee Director's death, retirement or resignation.

     Under the Company's Amended and Restated Non-Employee Directors' Stock Option Plan (the "Amended DSO Plan"), each year: (i) each Non-Employee Director is granted options to purchase 5,000 shares of Common Stock; (ii) each Non-Employee Director who serves on the Executive Committee is granted additional options to purchase 5,000 shares of Common Stock; and (iii) each Chairperson of a Committee of the Board of Directors (consisting of Shirley Strum Kenny, as Chairperson of the Nominating Committee; Arthur B. Newman, as Chairperson of the Audit Committee; and Norman S. Matthews, as Chairperson of the Compensation Committee) is granted additional options to purchase 1,000 shares of Common Stock. In addition, any new Non-Employee Director will be granted options to purchase 10,000 shares of Common Stock upon his or her election or appointment to the Board of Directors. Subject to certain conditions, one-fifth of such options become exercisable on a cumulative basis on each anniversary of the date of grant. Options expire ten years after the date of grant. Such option grants for the Company's last fiscal year were made effective November, 1997 at an exercise price of $34.72 per share, the market value of Common Stock on the date of grant.

     Effective January 31, 1994, Charles Lazarus terminated his employment as Chief Executive Officer of the Company and, pursuant to his employment agreement, exercised his right to become a consultant to the Company for a five-year period. Under the terms of his agreement, Mr. Lazarus is required to refrain from competing either directly or indirectly with any business carried on by the Company during the term of his consulting period and for three years thereafter. As a consultant, Mr. Lazarus is obligated to render such consulting services as may be requested by the Board of Directors at such times as may be mutually convenient for the Company and Mr. Lazarus. Mr. Lazarus is entitled to receive as compensation during the five-year consulting period the following amounts: for the first year an amount equal to his total compensation (base salary and incentive compensation) received for the full fiscal year prior to his becoming a consultant (for the fiscal year ended January 29, 1994) and for the second through fifth years, 90%, 80%, 70% and 60% of such amount, respectively. For the fiscal year ended January 31, 1998, Mr. Lazarus received $5,503,771 in consulting fees. The employment agreement also provides that Mr. Lazarus is entitled to receive a payment of $200,000 a year for five years commencing at the termination of his consulting period.

     Effective February 25, 1998, Michael Goldstein resigned as Chief Executive Officer and Vice Chairman of the Board and was elected Chairman of the Board. Mr. Goldstein receives compensation for his service as Chairman in accordance with his retention agreement with the Company dated February 25, 1998. See "Employment Agreements" for a description of the terms of Mr. Goldstein's retention agreement.

Executive Compensation

     The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at January 31, 1998, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Officers"):


                          SUMMARY COMPENSATION TABLE

                                         Annual Compensation                  Long-Term Compensation Awards
                                 ------------------------------------ ---------------------------------------------
                                                                                      Restricted
                                                                          Stock          Stock           LTIP
Name and Principal Position(1)       Year     Salary ($)   Bonus ($)   Options (#)   Units ($)(2)   Payouts ($)(3)
-------------------------------- ----------- ------------ ----------- ------------- -------------- ----------------
Michael Goldstein ..............  01/31/98     884,615       96,328      524,886                       250,040
 Vice Chairman of the Board       02/01/97     800,000      344,942      264,144
 and Chief Executive Officer      02/03/96     800,000      135,375      303,430
Robert C. Nakasone .............  01/31/98     884,615       96,328      398,649                       250,040
 President and Chief Operating    02/01/97     800,000      344,942      416,339
 Officer                          02/03/96     800,000      135,375      332,901
Gregory R. Staley ..............  01/31/98     416,923      196,277       40,000       957,000          92,340
 President of Toys "R" Us         02/01/97     395,385      143,074       40,000
 International Division           02/03/96     306,539       49,875       99,800
Richard L. Markee ..............  01/31/98     432,692        8,148       40,000       986,000          92,340
 President of Kids "R" Us and     02/01/97     412,308      464,094       40,000
 Babies "R" Us Divisions          02/03/96     366,154       49,875      147,800
Michael J. Madden(5) ...........  01/31/98     390,000       29,969       42,250       812,000          92,340
 President of Operations,         02/01/97     325,769      123,166       41,602
 U.S. Toy Store Division



                                       All Other
Name and Principal Position(1)    Compensation ($)(4)
-------------------------------- --------------------
Michael Goldstein ..............        133,982
 Vice Chairman of the Board             102,891
 and Chief Executive Officer            299,711
Robert C. Nakasone .............        133,982
 President and Chief Operating          102,891
 Officer                                303,932
Gregory R. Staley ..............         61,346
 President of Toys "R" Us                48,598
 International Division                  64,355
Richard L. Markee ..............         98,456
 President of Kids "R" Us and            50,206
 Babies "R" Us Divisions                103,036
Michael J. Madden(5) ...........         55,623
 President of Operations,                40,051
 U.S. Toy Store Division

----------
(1) Titles are those held during the last fiscal year.

(2) Restricted Stock Units, issued pursuant to the Toys "R" Us, Inc. Amended and Restated 1994 Stock Option and Performance Incentive Plan (the "1994 Plan"), represent the right to receive a like number of shares of Company Common Stock upon satisfactorily meeting the vesting, employment, and non-compete requirements of the executive's Retention Employment Agreement. Failure to meet such requirements will subject the Restricted Stock Units to forfeiture. Value of Restricted Stock Units is based on the closing price on the date of issuance of $29.00. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(3) Long Term Incentive Payouts related to long-term Performance Unit Awards. Prior years' payouts under the Performance Unit Award program were included in the "Annual Compensation -- Bonus" amounts as awards were measured on one-year results. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(4) "All Other Compensation" represents the Company's contributions to the "TRU" Partnership Employee's Savings and Profit Sharing Plan (the "Profit Sharing Plan") and to its Supplemental Executive Retirement Plan for the accounts of the Named Officers.

(5) Mr. Madden became an executive officer of the Company on February 5, 1996.

     The following table sets forth certain information concerning stock options granted during the fiscal year ended January 31, 1998 to the Named Officers. The hypothetical present value on date of grant shown below is presented pursuant to the rules of the Commission and is calculated under the Modified Black-Scholes Model for pricing options. The actual before-tax amount, if any, realized upon the exercise of a stock option will depend upon the excess, if any, of the market price of the Common Stock over the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present value or any value of the stock options reflected in this table will be realized.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                       Individual Grants
                               ------------------------------------------------------------------
                                                   % of Total                                         Grant Date
                                                     Options          Exercise        Expiration       Present
                                  Options (#)      Granted(3)     Price/Share ($)        Date        Value ($)(4)
                               ----------------   ------------   -----------------   ------------   -------------
Michael Goldstein ..........    125,102 (1)            1.9%             25.38        02/02/1998        272,722
                                     47,491(1)         0.7%             30.50        02/02/1998        107,805
                                 93,333 (1)            1.4%             34.19        02/02/1998        196,933
                                     73,397(1)         1.1%             36.47        02/02/1998        147,528
                                     25,563(1)         0.4%             34.19        05/17/2005        177,811
                                     60,000(1)         0.9%             34.16        05/17/2005        372,960
                                    100,000(2)         1.5%             34.72        11/03/2007        837,000
Robert C. Nakasone .........         74,356(1)         1.1%             30.50        02/02/1998        168,788
                                    128,393(1)         1.9%             36.47        02/02/1998        258,070
                                     95,900(1)         1.4%             34.25        05/17/2005        674,369
                                    100,000(2)         1.5%             34.72        11/03/2007        837,000
Gregory R. Staley ..........         40,000(2)         0.6%             34.72        11/03/2007        334,800
Richard L. Markee ..........         40,000(2)         0.6%             34.72        11/03/2007        334,800
Michael J. Madden ..........          2,250(1)         0.1%             34.38        02/17/2004         15,624
                                     40,000(2)         0.6%             34.72        11/03/2007        334,800

----------
(1) Such options were granted under the Restoration Option feature of the 1994 Plan, which encourages continuing ownership of Common Stock.

(2) Non-qualified stock options granted November 1997 under the 1994 Plan. Such options become exercisable six months after the date of grant. Upon exercise of the options, the number of shares having a value equal to the aggregate fair market value over the exercise price of the options is generally subject to forfeiture if the grantee does not remain with the Company until the fifth anniversary from the date the options are granted. See "Report of the Management Compensation and Stock Option Committee on Executive Compensation."

(3) Based on a total of 6,759,426 options granted to 36,294 employees of the Company.

(4) The hypothetical present values on grant date are calculated under the Modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value original November 1997 options at date of grant include the Common Stock's expected volatility rate (29.7%), risk free rate of return (5.9%), current dividend yield (0%), projected time to exercise (6 years) and projected risk of forfeiture rate for vesting period (approximately 8% per annum). Restoration Option values are calculated using the same model and factors as original options, except that the projected date of exercise is generally the remaining term of the prior option and the stock's expected volatility rate (ranging from 29.4% to 33.4%) and risk-free rate of return (ranging from 5.0% to 6.4%) are calculated at date of grant of the Restoration Option.

     The following table sets forth information concerning the exercise of options by the Named Officers during the last fiscal year and the value of unexercised options held by the Named Officers as of the fiscal year ended January 31, 1998:


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES



                                                                            Shares of
                                                                             Common              Value of
                                                                              Stock            Unexercised
                                  Shares of             Value              Underlying          In-the-Money
                                   Common           Realized ($)           Options at           Options at
                                    Stock           (Market Price          FY-End (#)           FY-End ($)
                                 Acquired on      at Exercise Less        Exercisable/         Exercisable/
Name                            Exercise (#)     Exercise Price)(1)     Unexercisable(2)     Unexercisable(3)
----------------------------   --------------   --------------------   ------------------   -----------------
Michael Goldstein ..........      621,512            5,979,324               758,822             212,846
                                                                             354,471                   0
Robert C. Nakasone .........      404,427            3,662,724               870,036             193,370
                                                                             275,000                   0
Gregory R. Staley ..........            0                    0               184,800             387,319
                                                                              40,000                   0
Richard L. Markee ..........            0                    0               232,800             306,037
                                                                             135,000                   0
Michael J. Madden ..........        3,041               27,187               158,546             186,543
                                                                              40,000                   0

----------
(1) The amounts set forth under "Value Realized" were not realized in the form of cash but were in the form of 199,088, 106,846, and 791 shares of Common Stock ("Profit Shares") for Messrs. Goldstein, Nakasone, and Madden, respectively and are held in a Grantor Trust. Of the total Profit Shares realized, 169,730 and 73,635 for Messrs. Goldstein and Nakasone, respectively, are deferred for three years from the date of exercise and 29,358, 33,211, and 791 shares for Messrs. Goldstein, Nakasone, and Madden will not vest until May 17, 2000. Such shares were acquired under the provisions of the Restoration Option feature of the 1994 Plan, which encourages continuing ownership of Common Stock.

(2) Included in the totals for "Shares of Common Stock Underlying Options -- Exercisable" are options to purchase 261,171, 336,789, 139,800, 187,800, and 132,246 shares held by Messrs. Goldstein, Nakasone, Staley, Markee, and Madden, respectively, which, although exercisable, provide that the shares acquired upon the exercise of such options having a value equal to the aggregate fair value over the exercise price of such options are generally subject to forfeiture if the grantee does not remain with the Company until the fifth anniversary from the date such options are granted.

(3) The actual amount, if any, realized upon exercise of the above stock options will depend on the market price of the stock options at the time the stock options are exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized in the amounts set forth above, or at all.

     The following table sets forth information concerning long-term compensation awards granted under the Toys "R" Us, Inc. Amended and Restated Management Incentive Plan (the "Incentive Plan") to the Named Officers for the Company's fiscal year ended January 31, 1998:


                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR



                                                               Estimated Future Payouts
                                 Number of     Performance         Under Non-Stock
                                  Shares,        or Other        Price-Based Plans(1)
                                 Units or      Period Until   -------------------------
                                   Other        Maturation            Target(2)
Name                            Rights (#)      or Payout                ($)
----------------------------   ------------   -------------   -------------------------
Michael Goldstein ..........     931,000         3 years               409,640
Robert C. Nakasone .........     931,000         3 years               409,640
Gregory R. Staley ..........     344,000         3 years               151,360
Richard L. Markee ..........     344,000         3 years               151,360
Michael J. Madden ..........     344,000         3 years               151,360

----------
(1) Each unit awarded annually represents the right to receive a payment in cash and/or stock (at the discretion of the Compensation Committee) based upon the attainment of earnings per share levels exceeding an earnings per share hurdle pre-determined by the Compensation Committee for the designated performance period. All the payments shown are potential assumed amounts. There is no assurance that the Company will achieve results that would lead to payments under the Incentive Plan. If payouts are made, the Named Officers will be entitled to elect to receive shares of Common Stock in lieu of cash.

(2) If threshold earnings per share are not exceeded, no awards will be paid. Subject to certain limitations contained in the Incentive Plan, the unit awards do not provide for maximum payouts.


Employment Agreements

     On February 25, 1998, Michael Goldstein resigned as Chief Executive and Vice Chairman of the Board of Directors and was elected Chairman of the Board, and Robert C. Nakasone, then President and Chief Operating Officer of the Company, was elected Chief Executive Officer. Effective as of that date, the Company entered into retention agreements with Messrs. Goldstein and Nakasone. The current term of employment of each such agreement expires on the last day of the Company's fiscal year 2001. Each such agreement provides for automatic one-year renewals, unless terminated by either party in accordance with the terms thereof. Mr. Goldstein's agreement provides for a base salary of $900,000 per year until June 30, 1998, and $300,000 per year thereafter, and Mr. Nakasone's agreement provides for a base salary of $900,000 per year. The agreements also provide for participation in any and all insurance and other plans for the benefit of the Company's officers which are in effect during the employment period. Messrs. Goldstein and Nakasone are also entitled to participate in the Company's various incentive bonus plans on a basis commensurate with their prior participation.

     If employment is terminated under the agreements due to the death, disability or retirement of Mr. Goldstein or Mr. Nakasone, the Company would be obligated to provide for the continuation of his benefits under the Company's benefit plans and immediate vesting of all awarded options. If Mr. Goldstein or Mr. Nakasone resigns without "Good Reason" (as defined in the agreements), he will be entitled to the foregoing benefits, except that he will also be entitled to two-years continued vesting of his options in accordance with their terms following termination. Mr. Goldstein will also be entitled, for a two-year period following such termination, to be nominated to serve as a director of the Company and, if elected, to receive the same compensation as non-employee directors of the Company. Upon termination of his employment by the Company without "Cause" (as defined in the agreements) or by Mr. Goldstein or Mr. Nakasone for "Good Reason," he would be entitled to receive: (i) his pro-rated targeted annual and long-term incentive awards through the date of termination; and (ii) over a twenty-four month period, in equal installments to be paid at least monthly, an amount equal to 200% of his annual base salary on the date of termination, plus 200% of the targeted annual and long-term incentive awards that would have been paid to him during the fiscal period in which he was terminated. In exchange for such payments and the continuation of benefits under the Company's benefit plans and immediate vesting of all awarded options, Messrs. Goldstein and Nakasone would be subject to a two-year non-competition covenant and a two or three-year (depending upon the circumstances of termination) non-solicitation/non-hiring of employees restrictive covenant. If Mr. Goldstein's or Mr. Nakasone's employment is terminated within two years after a Change In Control (as defined in the agreements), other than for "Cause," the amounts described in the next preceding sentence are payable to each of Messrs. Goldstein and Nakasone in a lump sum at a rate of 300%, and they will not be subject to the restrictive covenants. Following termination of employment, Messrs. Goldstein and Nakasone would also be entitled to exercise any stock options granted under any stock option plan of the Company for their full term. If termination of their employment were to occur in connection with a Change in Control, Messrs. Goldstein and Nakasone would each also be paid an amount pursuant to his agreement intended to reimburse them for any excise tax imposed under Section 4999 of the Internal Revenue Code, including any tax payable by reason of such reimbursement.

     The Company is also party to retention agreements (each a "Retention Agreement") with each of Messrs. Staley, Markee and Madden (collectively, the "Named Executives") and certain other officers and key employees. The Retention Agreements with the Named Executives will expire on May 1, 1999, but will be automatically extended for a one-year period each year unless the Company provides the Named Executive with notice of non-renewal at least six months prior to the next renewal date. Each Retention Agreement provides for a base salary per year commensurate with the Named Executive's current base salary plus participation in any and all insurance and other plans for the benefit of the Company's officers which are in effect during the employment period. The Named Executives are also entitled to participate in the Company's incentive bonus plans. Each Retention Agreement provides that, if, prior to the expiration or termination thereof, a Change In Control (as defined in the Retention Agreement) occurs and thereafter the Company terminates his employment without "Cause" (as defined in the Retention Agreement), or, if the Named Executive terminates his employment for "Good Reason" (as defined in each Retention Agreement) or is terminated by the Company without "Cause" prior to a Change In Control, the Named Executive would be entitled to receive a lump sum payment equal to: (i) his pro-rated targeted annual and long-term incentive awards through the date of termination; and (ii) an amount equal to 200% of his annual base salary on the date of termination, plus 200% of the targeted annual and long-term incentive awards that would have been paid to him during the fiscal period in which he was terminated. Under these circumstances the Named Executive would also be entitled to an additional two-years vesting of his stock options, and full vesting in any account balance or other benefits provided under any of the Company's benefit plans. Each Named Executive would also be paid an amount pursuant to his Retention Agreement intended to reimburse the Named Executive for any excise tax imposed under Section 4999 of the Internal Revenue Code, including any tax payable by reason of such reimbursement. In exchange for these benefits, the Named Executives are subject to a two-year non-competition covenant and a two-year non-solicitation/ non-hiring covenant (other than in the event of termination following a Change In Control).

Report of the Management Compensation and Stock Option Committee on Executive Compensation


                            Overview and Philosophy

     The Compensation Committee is composed entirely of independent outside directors, none of whom is or has been an officer or employee of the Company. The Board of Directors has delegated to the Committee the authority to review and consider the Company's management compensation standards and practices on an annual basis, particularly with regard to the compensation to be paid to the Chief Executive Officer and the other executive officers of the Company. The Committee's responsibilities include administering the Company's stock option plans and agreements and approving all grants to be made in connection therewith, and administering, setting performance goals and approving awards under the Toys "R" Us, Inc. Management Incentive Compensation Plan (the "Incentive Plan").

     The Company's executive compensation program is based on its pay for performance policy and has been designed to:


   o attract and retain high-caliber talent to meet the organization's executive resource needs;


   o attract and retain top-performing executives at the corporate level and in each of the divisions;


   o provide compensation opportunities that are fair and competitive with those offered by comparable organizations;


   o motivate and reward executives based on corporate and division annual and long-term business performance, strategic progress and the creation of stockholder value; and


   o reinforce the mutuality of interest with the Company's stockholders by linking a major portion of total compensation to the financial results of the Company and/or relevant division and the market value of the Common Stock.

     In accordance with the responsibilities delegated by and subject to the oversight of the Board of Directors, at the beginning of each year the Compensation Committee reviews the Company's near and long-term strategies and objectives with the Chief Executive Officer. These form the basis for adopting or modifying division and corporate annual operating income, net income, and/or earnings per share plan goals recommended by the Chief Executive Officer. Based on this review, the Compensation Committee establishes the Company's total compensation structure for the year, including the elements and level of compensation opportunities and the variable portion of "at risk" pay for performance and equity participation. The Compensation Committee considers, among other matters, marketplace pay levels and practices, as well as the Company's need to attract, retain and motivate its key employees. Such compensation structure and base salary amounts for officer level employees, including the Company's executive officers, are reported to the Board of Directors.

     At year end, the Compensation Committee, in consultation with the Chief Executive Officer, assesses results achieved and strategic progress relative to previously approved goals, taking into consideration prevailing economic and business conditions and opportunities, performance by comparable organizations and stockholder value. No particular weightings are assigned by the Compensation Committee to any such factors. Based on this assessment, the Compensation Committee reviews and considers the Chief Executive Officer's year-end compensation proposals.

     In 1997 (as in 1995 and 1996), the Compensation Committee was assisted in its review and evaluation by Pearl Meyer & Partners, Inc. ("Pearl Meyer"), national executive compensation consultants retained by the Compensation Committee to serve as outside experts in the discharge of its responsibilities. Pearl Meyer provided advice to the Compensation Committee as to the reasonableness, fairness and competitiveness of compensation awarded to officers of the Company, including the Chief Executive Officer. In so doing, Pearl Meyer collected and reviewed with the Compensation Committee survey data regarding compensation levels and practices by a peer group of comparable companies.

                      Compensation of Executive Officers

     Total compensation for target performance under the Company's compensation program for executive officers for 1997 was generally positioned at the 50th to the 75th percentile of the peer group, depending upon the individual's level, position, responsibilities and degree of difficulty and challenge associated with 1997's performance objectives. The Compensation Committee has balanced the program with a high proportion of compensation based on variable performance incentives so that actual annual and long-term compensation levels will vary from year to year both below and above those of the peer group directly with results achieved by the Company and the individual.

     The Company's 1997 compensation program for executive officers, including the Chief Executive Officer, was comprised of base salary, annual cash incentive and long-term incentive compensation in the form of stock options and performance unit awards. Over two-thirds of the targeted regular total compensation of the Chief Executive Officer and all other executive officers of the Company for 1997 was based upon achieving performance targets relating to annual and long-term business goals or the market price of the Common Stock.

     Base Salaries. Base salaries are established within the context of the total compensation opportunity offered to executive officers. Base salary levels are set so that the principal compensation opportunities are derived from annual and long-term incentives. Salaries are reviewed annually in consideration of the Company's overall financial performance as well as the competitive marketplace (as discussed above) at the appropriate level relative to the position, responsibilities and performance of each executive officer. For 1997, the base salaries of the Chief Executive and Chief Operating Officers were increased for the first time since 1994.

     Annual Cash and Stock Incentives. Executive officers, including the Chief Executive Officer, participate in the Incentive Plan under which annual cash incentives are awarded based on achievement relative to targeted performance goals for the year. Participants may designate a percentage of their awards to be received in Common Stock of the Company. For 1997, the performance goal for most executive officers was based upon consolidated pre-tax earnings, and combined consolidated and division pre-tax earnings for the remaining executive officers who also have divisional responsibilities. Because the threshold earnings goals set by the Compensation Committee were achieved for 1997, bonuses were awarded under the foregoing program for 1997 to executive officers of the Company, including the Chief Executive Officer. However, actual consolidated and division pre-tax earnings fell short of targeted goals and, accordingly, awarded annual bonuses for the executive officers were significantly below targeted bonuses.

     Stock Options. Stock options have historically been a cornerstone of the Company's program for executive officer and employee compensation. By correlating this compensation incentive with stockholder value, the Compensation Committee seeks to create and strengthen the long-term mutuality of interest between all of the Company's employees and its stockholders in the Company's growth in real value over the long term.

     The Compensation Committee authorized grants of non-qualified stock options in 1997 to executive officers, including the Chief Executive Officer, and other key employees which the Compensation Committee believed would serve to reinforce the Company's ability to retain and motivate its highly qualified management team. Such stock options have an exercise price of $34.72 per share, the market price of Common Stock on the date of grant, and become exercisable six months after the date of grant. The shares received upon exercise of such options having an aggregate market value in excess of the aggregate exercise price of the options so exercised are generally subject to forfeiture if the optionee does not remain with the Company until the fifth anniversary of the date of option grant.

     Performance Unit Awards. To enable the Company to offer its executive officers and other key employees long-term incentive opportunities on a performance basis that are competitive with those provided by its peer companies, the Compensation Committee established a long-term performance program by granting units under the Incentive Plan to those whose decisions and performance are critical to the future success of the Company. Each unit awarded annually represents the right to receive a payment in cash and/or stock (at the discretion of the Compensation Committee) based upon the attainment of earnings per share levels exceeding an earnings per share hurdle pre-determined by the Compensation Committee for the designated performance period. During 1997, the awards were measured on two-year results (1996 through 1997). Payments made in connection with such awards are set forth under the column "Long Term Compensation Awards -- LTIP Payouts" in the Summary Compensation Table and reflect achieving average earnings per share in excess of the applicable threshold but below targeted performance. Long-term targets have been set for the three fiscal year periods 1996 through 1998 and 1997 through 1999. Awards are reflected under the "Long-Term Incentive Plans -- Awards in Last Fiscal Year" table. For all periods, the Compensation Committee has determined that the results achieved would be computed before giving effect to the costs of the July 1996 arbitration award rendered against the Company.

     Performance Unit Awards are made within a guideline that takes into account competitive practices and position, responsibilities, current performance and future potential of each individual executive officer, including the Chief Executive Officer.

     Restricted Stock Units. Over the past few years, senior management of the Company and the Compensation Committee became increasingly concerned regarding the Company's ability to retain qualified officers and other key employees in a period of increasing competition, depressed stock market prices for the Common Stock and difficult business conditions. Accordingly, in 1997, the Compensation Committee, in consultation with the Chief Executive Officer and Pearl Meyer, authorized the Company to enter into Employment/Retention Agreements ("Retention Agreements"). See "Employment Agreements" for a description of the Retention Agreements. As an inducement to enter into the Retention Agreements, to comply with the restrictive covenants contained therein and to remain in the employ of the Company, the Compensation Committee awarded each such officer a grant of Restricted Stock Units. Each Restricted Stock Unit generally represents the right to receive one share of Common Stock upon the completion of the vesting period required by the Retention Agreement. The Restricted Stock Units awarded in 1997 to Named Officers are listed in the table under "Long Term Compensation Awards -- Restricted Stock Units".


                  Compensation of the Chief Executive Officer

     The Chief Executive Officer participates in the Company's executive compensation plans on the same basis as all other executive officers and key employees. In determining the Chief Executive Officer's compensation opportunities and performance goals, the Compensation Committee conducts the same type of competitive review and analysis as it does for other executive officers. For 1997, the Compensation Committee established the Chief Executive Officer's total compensation (base salary, annual incentive performance units plus regular stock options) for target performance between the 50th and the 75th percentiles for chief executive officers of the peer group companies resulting in an increase in Mr. Goldstein's salary to $900,000 from $800,000. Because corporate pre-tax earnings exceeded the threshold level, an annual incentive was awarded to Mr. Goldstein. In addition, due to earnings per share above the threshold level, a performance unit award was earned. However, both consolidated pre-tax earnings and earnings per share fell short of targeted goals; accordingly, the annual incentive and performance unit payouts were significantly below targeted award levels.

                                            Norman S. Matthews, Chair
                                            Robert A. Bernhard
                                            Arthur B. Newman

                                            Members of the Management
                                            Compensation and Stock
                                            Option Committee

Five-Year Stockholder Return Comparison

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on Common Stock, on an indexed basis, against the cumulative total returns of the S&P Composite-500 Stock Index and the S&P Retail Composite Index for the period of the Company's last five fiscal years (January 29, 1993 = 100):


              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
                  TOYS "R" US, INC. COMMON STOCK, S&P 500 AND
                         S&P RETAIL COMPOSITE INDICES

[LINE CHART APPEARS BELOW WITH THE FOLLOWING PLOT POINTS:]

                         1993      1994      1995      1996      1997      1998
                         ----      ----      ----      ----      ----      ----
                                             (Dollars)
TOYS "R" US              100.00    94.80     76.00     57.10     64.90     69.60
S&P 500 INDEX            100.00   112.80    113.40    157.30    198.70    252.20
S&P RETAIL COMPOSITE     100.00    96.80     89.50     96.40    115.10    170.60


Compliance with Section 16(a)

     During March 1997 the estate of Shirley Strum Kenny's mother was liquidated. Among the assets liquidated were the estate's holdings of 1,000 shares of the Company's Common Stock. This sale should have been reported on a Form 4 during April 1997 but was not. The sale was reported on the Form 5 filed for Ms. Kenny in March 1998. The Company believes that all other persons who were subject to Section 16(a) of the Securities Exchange Act for the past fiscal year complied with the filing requirements thereof. In making this disclosure, the Company has relied on written representations of its directors and executive officers and its ten percent holders (if any) and copies of the reports that they have filed with the Commission.


                            APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed and designated Ernst & Young LLP, independent auditors, New York, New York, to audit the consolidated financial statements of the Company for the fiscal year ending January 30, 1999.

     Representatives of Ernst & Young LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders to be presented at the annual meeting to be held in 1999 must be received for inclusion in the Company's proxy statement and form of proxy by December 28, 1998.


                                            By order of the Board of Directors




                                            ANDRE WEISS
                                            Secretary

April 24, 1998

                         [TOYS "R" US LOGO APPEARS HERE]

                                 461 From Road
                           Paramus, New Jersey 07652




[RECYCLED PAPER        PRINTED ON
LOGO APPEARS           RECYCLED PAPER
HERE]

                               TOYS "R" US, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1998

The undersigned hereby appoints MICHAEL GOLDSTEIN and ROBERT C. NAKASONE, jointly and severally, proxies with power of substitution, to vote at the Annual Meeting of Stockholders of TOYS "R" US, INC. to be held June 3, 1998 (including adjournments), with all the powers the undersigned would possess if personally present, as specified on the reverse side with respect to the election of directors (including discretionary authority to accumulate votes) and in accordance with their discretion on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. In either event, please sign and return this card.

               (Continued and to be signed on reverse side)

                Please Detach and Mail in the Envelope Provided

[X]   Please mark your votes as in this example.

     The Board of Directors Recommends a Vote "FOR" Proposal 1.


                 FOR     WITHHELD
1. ELECTION
   OF            [ ]       [ ]
   DIRECTORS

For, except vote withheld from the following nominee(s):


------------------------------------------------------------------

Election of Directors, Nominees:

Robert A. Bernhard
RoAnn Costin
Michael Goldstein
Calvin Hill
Shirley Strum Kenny
Bruce W. Krysiak
Charles Lazarus
Norman S. Matthews
Howard W. Moore
Robert C. Nakasone
Arthur B. Newman

2. In their discretion upon such other business as may properly be brought before the meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted, if not otherwise specified (or unless discretionary authority to accumulate votes is exercised), for the named persons nominated as directors.


SIGNATURE                            DATE
          -----------------------         ---------------------------

SIGNATURE                            DATE
          -----------------------         ---------------------------



Note: Please date and sign above exactly as name appears on this proxy. Executors, administrators, trustees, etc. should give full title. If shares are held jointly, each holder should sign.